                                                                  EXHIBIT(11)(a)

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                  MORTON INTERNATIONAL, INC. AND SUBSIDIARIES

                                                                   YEAR ENDED JUNE 30,
                                                          -------------------------------------
                                                             1995         1994         1993
                                                          -----------  -----------  -----------
Income per common and common equivalent share:
  Average number of shares of Common Stock
    outstanding.........................................  147,917,384  147,095,571  145,828,995
  Add:
    Additional shares assuming exercise of dilutive
      stock options--based on treasury stock method
      using average market prices.......................    2,222,708    2,994,012    2,284,200
                                                          -----------  -----------  -----------
      Total Shares......................................  150,140,092  150,089,583  148,113,195
                                                          -----------  -----------  -----------
                                                          -----------  -----------  -----------
  Income from (000 omitted):
    Operations..........................................  $   294,058  $   226,514  $   126,875
    Cumulative effect of change in accounting for
      postemployment and postretirement benefits other
      than pensions, net of taxes.......................      --           --           (94,405)
                                                          -----------  -----------  -----------
    Net income..........................................  $   294,058  $   226,514  $    32,470
                                                          -----------  -----------  -----------
                                                          -----------  -----------  -----------
  Earnings per share:
    Operations..........................................  $      1.96  $      1.51  $       .86
    Cumulative effect of change in accounting for
      postemployment and postretirement benefits other
      than pensions.....................................      --           --              (.64)
                                                          -----------  -----------  -----------
    Net income..........................................  $      1.96  $      1.51  $       .22
                                                          -----------  -----------  -----------
                                                          -----------  -----------  -----------

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